Exhibit 10.212

ARIUM Grande Lakes (f/k/a Venue Apartments)

OPERATIONS AND MAINTENANCE AGREEMENT-
MOISTURE MANAGEMENT PLAN

This OPERATIONS AND MAINTENANCE AGREEMENT – MOISTURE MANAGEMENT PLAN ("Agreement") is made as of the 4th day of November, 2014 by BR CARROLL ARIUM GRANDE LAKES OWNER, LLC, a Delaware limited liability company ("Borrower"), and WALKER & DUNLOP, LLC, a Delaware limited liability company ("Lender").

RECITALS:

A. Borrower is the owner of a multifamily residential apartment project located in Orlando (Orange County), Florida (the "Project").

B.           Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof by and between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), Lender has agreed to make a loan to Borrower in the original principal amount of Twenty-Nine Million Four Hundred Forty Four Thousand and 001100 Dollars ($29,444,000.00) (the "Mortgage Loan"), as evidenced by that certain Consolidated, Amended and Restated Multifamily Note dated as of the date hereof, executed by Borrower and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Note").

C.           The Mortgage Loan is secured by, among other things, a Security Instrument (as defined in the Loan Agreement) and the Loan Agreement. The Loan Agreement, the Note, the Security Instrument, and any other agreement executed in connection with the Mortgage Loan are referred to collectively as the "Loan Documents".

D.           As a condition of making the Mortgage Loan, Lender has required Borrower to develop an operations and maintenance program for the Project to control water intrusion and to prevent the development of mold or moisture at the Property throughout the life of the Loan Agreement ("Moisture Management Plan" or "O&M Program"). The O&M Program developed by Borrower and approved by Lender is incorporated herein by this reference.

E.           Lender intends to sell, transfer and deliver the Note and assign the Loan Documents to FANNIE MAE ("Fannie Mae").

NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Agreement, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

1.          Compliance with O&M Program. Borrower hereby covenants and agrees that, during the term of the Mortgage Loan, including any extension or renewal thereof, Borrower shall comply in any material respects with the terms and conditions of the O&M Program.

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2.          Default Under Loan Documents. Borrower hereby acknowledges and agrees that if Borrower fails to comply in any material respect with the terms and conditions of the O&M Program and such default continues after the expiration of any applicable grace periods and the giving of any applicable notice, Borrower will be in default under the Loan Agreement and all other Loan Documents, in which event the entire unpaid principal balance of the Loan Agreement, accrued interest and any other sums due Lender under the Loan Agreement will become immediately due and payable at Lender's option, all in accordance with the terms and conditions of the Loan Agreement.

3.          Successors and Assigns Bound. This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of and may be enforced by Lender and its successors, transferees and assigns. Borrower shall not assign any of its rights and obligations under this Agreement without the prior written consent of Lender.

4.          No Agency or Partnership. Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.

5.          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Project is located, and applicable federal law.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date and year first written above.

BORROWER:

BR CARROLL ARIUM GRANDE LAKES
OWNER, LLC, a Delaware limited liability
company

By:	/s/ Jordan Ruddy
Jordan Ruddy
Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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LENDER:

WALKER & DUNLOP, LLC, a Delaware limited
liability company

By:	/s/ Jamie Petitt
Jamie Petitt
Closing Officer

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